                          AGREEMENT AND PLAN OF MERGER

                            dated as of June 25, 1997

                                  by and among

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.,

                             LABAC ACQUISITION CORP.

                              LABAC SYSTEMS, INC.,

                                GREGORY A. PEEK,

                                       and

                                 MICHAEL L. PEEK

                                TABLE OF CONTENTS


            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

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                                    ARTICLE I

                                   THE MERGER


      1.01  The Merger.....................................................  1
      1.02  Closing........................................................  2
      1.03  Effective Time.................................................  2
      1.04  Articles of Incorporation and Bylaws of the
                Surviving Corporation......................................  2
      1.05  Directors and Officers of the Surviving
                Corporation................................................  2
      1.06  Effects of the Merger..........................................  3
      1.07  Further Assurances.............................................  3

                                   ARTICLE II

                              CONVERSION OF SHARES

      2.01  Conversion of Capital Stock....................................  3
      2.02  Exchange of Certificates.......................................  4

                                   ARTICLE III

                               CLOSING DELIVERIES

      3.01  Deliveries at Closing..........................................  4

                                   ARTICLE IV

                              POST-CLOSING PAYMENTS

      4.01  Balance Sheet Adjustment.......................................  5
      4.02  Accounts Receivable Payment....................................  7

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SHAREHOLDERS

      5.01  Corporate Existence and Qualification..........................  9
      5.02  Authority......................................................  9
      5.03  Capital Stock.................................................. 10
      5.04  No Conflicts................................................... 10
      5.05  Governmental Approvals and Filings............................. 11
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      5.06  Books and Records.............................................. 11
      5.07  Financial Statements........................................... 11
      5.08  Absence of Changes............................................. 12
      5.09  No Undisclosed Liabilities..................................... 14
      5.10  Taxes.......................................................... 14
      5.11  Legal Proceedings.............................................. 15
      5.12  Compliance With Laws and Orders................................ 15
      5.13  Benefit Plans; ERISA........................................... 15
      5.14  Real Property.................................................. 18
      5.15  Tangible Personal Property; Investment Assets.................. 20
      5.16  Intellectual Property Rights................................... 20
      5.17  Contracts...................................................... 21
      5.18  Licenses....................................................... 22
      5.19  Warranty Claims................................................ 23
      5.20  Product Liability Claims....................................... 23
      5.21  Insurance...................................................... 23
      5.22  Affiliate Transactions......................................... 24
      5.23  Employees; Labor Relations..................................... 24
      5.24  Environmental Matters.......................................... 25
      5.25  Substantial Customers and Suppliers............................ 26
      5.26  Bank and Brokerage Accounts; Investment Assets................. 26
      5.27  No Powers of Attorney.......................................... 27
      5.28  Inventory; Tools, Molds and Dies............................... 27
      5.29  Assembly Lines and Manufacturing Equipment;
                Instruction Materials...................................... 27
      5.30  Race Car Assets................................................ 28
      5.31  Nature of Purchase; Accredited Investor........................ 28
      5.32  Brokers........................................................ 28
      5.33  Disclosure..................................................... 28

                                   ARTICLE VI


            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      6.01  Organization................................................... 29
      6.02  Authority...................................................... 29
      6.03  No Conflicts................................................... 29
      6.04  Governmental Approvals and Filings............................. 30
      6.05  Legal Proceedings.............................................. 30
      6.06  SEC Reports and Financial Statements; No Adverse
                change..................................................... 30
      6.07  Capital Stock.................................................. 31
      6.08  Brokers........................................................ 31
      6.09  Line of Business or Use of Assets.............................. 31

                                   ARTICLE VII

                 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS
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      7.01  Regulatory and Other Approvals................................. 32
      7.02  Investigation by Parent........................................ 32
      7.03  No Solicitations............................................... 32
      7.04  Conduct of Business............................................ 33
      7.05  Financial Statements and Reports; Filings...................... 33
      7.06  Employee Matters............................................... 34
      7.07  Certain Restrictions........................................... 34
      7.08  Books and Records, etc.; Removal of Property................... 36
      7.09  Fulfillment of Conditions...................................... 36
      7.10  Line of Credit................................................. 36

                                  ARTICLE VIII

                       COVENANTS OF PARENT AND MERGER SUB

      8.01  Regulatory and Other Approvals................................. 36
      8.02  Fulfillment of Conditions...................................... 37
      8.03  Product Liability Insurance.................................... 37
      8.04  Listing of Stock............................................... 37
      8.05  Access to Records.............................................. 37

                                   ARTICLE IX

              CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

      9.01  Representations and Warranties................................. 38
      9.02  Performance.................................................... 38
      9.03  Officers' Certificates......................................... 38
      9.04  Orders and Laws................................................ 39
      9.05  Regulatory Consents and Approvals.............................. 39
      9.06  Third Party Consents........................................... 39
      9.07  Proceedings.................................................... 39
      9.09  Environmental Site Assessment.................................. 40
      9.10  Escrow Agreement............................................... 40
      9.11  Consulting Agreement........................................... 40
      9.12  Non-Competition Agreement...................................... 40
      9.13  Lease Agreement................................................ 40
      9.14  Opinion of Counsel............................................. 40
      9.15  Line of Credit................................................. 40

                                    ARTICLE X

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY
                              AND THE SHAREHOLDERS

      10.01  Representations and Warranties................................ 41
      10.02  Performance................................................... 41
      10.03  Officers' Certificates........................................ 41
      10.04  Orders and Laws............................................... 41
      10.05  Regulatory Consents and Approvals............................. 41
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      10.06  Third Party Consents.......................................... 42
      10.07  Proceedings................................................... 42
      10.08  Registration Statement........................................ 42
      10.09  Consulting Agreement.......................................... 42
      10.10  Lease Agreement............................................... 42
      10.11  Opinion of Counsel............................................ 42
      10.12  Norwest Bank Credit Arrangements.............................. 42

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

      11.01  Survival of Representations and Warranties.................... 43
      11.02  Indemnification............................................... 43

                                   ARTICLE XII

                                   TERMINATION

      12.01  Termination................................................... 48
      12.02  Effect of Termination......................................... 49

                                  ARTICLE XIII

                                   DEFINITIONS

      13.01  Definitions................................................... 49

                                   ARTICLE XIV

                                  MISCELLANEOUS

      14.01  Notices....................................................... 60
      14.02  Entire Agreement.............................................. 61
      14.03  Expenses...................................................... 61
      14.04  Public Announcements.......................................... 61
      14.05  Confidentiality............................................... 62
      14.06  Waiver........................................................ 62
      14.07  Amendment..................................................... 62
      14.08  No Third Party Beneficiary.................................... 62
      14.09  No Assignment; Binding Effect................................. 63
      14.10  Headings...................................................... 63
      14.11  Invalid Provisions............................................ 63
      14.12  Governing Law................................................. 63
      14.13  Counterparts.................................................. 63


                                       iv
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                                    EXHIBITS



EXHIBIT A         --    Escrow Agreement
EXHIBIT B         --    Officer's Certificate of the Company
EXHIBIT C         --    Secretary's Certificate of the Company
EXHIBIT D         --    Shareholders' Certificate
EXHIBIT E         --    Consulting Agreement
EXHIBIT F         --    Non-Competition Agreement
EXHIBIT G         --    Lease Agreement
EXHIBIT H         --    Opinion of Counsel to the Shareholders
EXHIBIT I-1       --    Officer's Certificate of Parent
EXHIBIT I-2       --    Officer's Certificate of Merger Sub
EXHIBIT J-1       --    Secretary's Certificate of Parent
EXHIBIT J-2       --    Secretary's Certificate of Merger Sub
EXHIBIT K         --    Opinion of Counsel to Parent and Merger Sub



                                     ANNEXES

ANNEX I           --    Race Car Assets
ANNEX II          --    Shareholders

                          AGREEMENT AND PLAN OF MERGER


            This AGREEMENT AND PLAN OF MERGER, dated as of June 25, 1997, is made and entered into by and among Graham-Field Health Products, Inc., a Delaware corporation ("Parent"), LaBac Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), LaBac Systems, Inc., a Colorado corporation (the "Company"), and Gregory A. Peek and Michael L. Peek (collectively, the "Shareholders" and each individually, a "Shareholder"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 13.01.

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Merger Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger");

            WHEREAS, the Shareholders collectively own all of the issued and outstanding capital stock of the Company and have approved this Agreement and the Merger; and

            WHEREAS, simultaneously herewith, Parent and the Shareholders are entering into a registration rights agreement (the "Registration Rights Agreement") pursuant to which on or prior to the date of the Merger, Parent will file a registration statement on Form S-3 (the "Registration Statement") registering under the Securities Act the shares of common stock, par value $.025 per share, of Parent ("Parent Common Stock") to be issued to the Shareholders pursuant to this Agreement;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

            1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Merger Sub shall be merged with and into the Company in accordance with the Colorado Business Corporation Act (the "CBCA") and the General Corporation Law of the State of

Delaware (the "DGCL"), whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Merger Sub and the Company are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

            1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 12.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Articles IX and X, the closing of the Merger (the "Closing") will take place at the offices of Holland & Hart LLP, 555 Seventeenth Street, Denver, Colorado 80202, at 10:00 a.m., local time, on June 25, 1997, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Parent, Merger Sub and the Company the certificates and other documents and instruments required to be delivered under Article III.

            1.03 Effective Time. At the Closing, certificates of merger (the "Certificates of Merger") shall be duly prepared and executed by the Surviving Corporation and Merger Sub and thereafter delivered to the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware for filing, as provided in Section 7-111-105 of the CCC and Section 252 of the DGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the later of the time of the filing of the applicable Certificate of Merger with the Secretary of State of the State of Colorado and the time of the filing of the applicable Certificate of Merger with the Secretary of State of the State of Delaware (the date and time of such later filing being referred to herein as the "Effective Time").

            1.04 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (ii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

            1.05 Directors and Officers of the Surviving Corporation. The directors of Merger Sub and the officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

            1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the CCC.

            1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.


                                   ARTICLE II

                              CONVERSION OF SHARES

            2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (a) Capital Stock of Merger Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Merger Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

            (b) Cancellation of Treasury Stock. All shares of common stock, no par value, of the Company ("Company Common Stock") that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

            (c) Conversion of Company Common Stock. All of the issued and outstanding shares of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive in the aggregate a number of shares of Parent Common Stock equal to the quotient of
(x) $9,200,000 less (A) the book value of the assets relating to the Company's race car business, as set forth on Annex I hereto (the "Race Car Assets"), and
(B) the amount, if any, by which $2,676,000 exceeds the Estimated Net Book Value, and (y) the Per Share Closing Price.

            2.02 Exchange of Certificates. At the Effective Time, each Shareholder shall be entitled to receive a certificate or certificates representing such Shareholder's pro rata share of the Parent Common Stock issued pursuant to Section 2.01(c), as set forth in Annex II hereto, reduced, in the case of each Shareholder, by such Shareholder's pro rata share of the Escrow Shares (as defined below), to be deposited in escrow as set forth below. At the Effective Time, certificates representing ten percent (10%) of the total number of shares of Parent Common Stock issued to each Shareholder pursuant to Section
2.01 (the "Escrow Shares") shall be delivered to Robert E. Lesser, as escrow agent (the "Escrow Agent") under an Escrow Agreement to be entered into on the Closing Date by the Shareholders, Parent and the Escrow Agent substantially in the form of Exhibit A hereto (the "Escrow Agreement").


                                   ARTICLE III

                               CLOSING DELIVERIES

            3.01  Deliveries at Closing.

            (a) At the Closing, the Company and the Shareholders shall deliver to Parent:

                  (i) certified copies of the Company's Articles of Incorporation, Bylaws and all corporate resolutions of the Company and the Shareholders with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                  (ii) certificates representing all outstanding shares of capital stock of the Company;

                  (iii) the Receivables Certificate, as described in Section 4.02(a); and

                  (iii) such other items as are specified herein.

            (b) At the Closing, each of Parent and Merger Sub shall deliver:

                  (i) to the Company and the Shareholders, certified copies of their respective charter documents, Bylaws and corporate resolutions with respect to the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby; and

                  (ii) to each Shareholder, a certificate in the name of such Shareholder representing the number of shares of Parent Common Stock to which such Shareholder is entitled pursuant to Section 2.02 and Annex II hereto;

                  (iii) to the Escrow Agent, a certificate or certificates
            representing the Escrow Shares; and

                  (iv) such other items as are specified herein.


                                   ARTICLE IV

                              POST-CLOSING PAYMENTS

            4.01 Balance Sheet Adjustment (a) At least ten (10) days prior to the Closing Date, the Company shall deliver to Parent (i) a preliminary unaudited balance sheet of the Company (the "Pre-Closing Balance Sheet") which shall (A) be dated as of a date not more than thirty (30) days prior to the Closing Date, (B) be prepared in accordance with the Books and Records of the Company and (C) present fairly the financial position of the Company as of the date indicated in accordance with GAAP and (ii) a certificate of the Company (the "Pre-Closing Certificate"), setting forth thereon the Company's good faith estimate of the Net Book Value of the Company as of the Closing Date (the "Estimated Net Book Value"), which shall be derived from and supported by the Pre-Closing Balance Sheet.

            (b) On or about the Closing Date, representatives of the Shareholders and their independent public accountants ("Shareholders' Accountants"), observed by Parent and/or Parent's independent public accountants ("Parent's Accountants"), shall conduct a physical count of the inventory of the Company and shall expeditiously perform such other procedures with respect to the Company as are necessary and appropriate to prepare and audit a balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet") and the unaudited related statement of operations and cash flows for the period commencing January 1, 1997 and ending on the Closing Date (together with the Closing Date Balance Sheet, the "Closing Date Financials"). Parent and Merger Sub shall provide the Shareholders and their independent public accountants with full access at all reasonable times to the Company's books, records, premises and other materials and the Company's workpapers and shall furnish the Shareholders with such information and assistance as the Shareholders may reasonably request in connection with the preparation of an audit of the Closing Date Financials. The Closing Date Financials shall (i) be accompanied by the unqualified report of Shareholders' Accountants with respect to the Closing Date Balance Sheet and a review report with respect to the other Closing Date Financials, (ii) be prepared in accordance with the Books and Records of the Company, and (iii) present fairly the financial position of the Company as of the Closing Date and the results of the Company's operations for the applicable period in accordance with GAAP applied consistently with those accounting policies and practices used in the preparation of the Financial Statements. Parent's Accountants may participate in and observe the preparation of the Closing Date Financials. The Shareholders and Shareholders' Accountants shall make all of their work papers and other relevant documents in connection with the preparation of the Closing Date Financials available to Parent and Parent's Accountants, and shall make the persons in charge of the preparation of the Closing Date Financials available for reasonable inquiry by Parent and Parent's Accountants. Not later than forty-five (45) days following the Closing Date, the Shareholders shall deliver to Parent (i) the Closing Date Financials and (ii) a certificate of the Shareholders (the "Closing Date Certificate"), which shall set forth the Net Book Value of the Company as of the Closing Date (the "Closing Date Net Book Value") as determined from and supported by the Closing Date Balance Sheet.

         (c) Parent shall notify the Shareholders in writing within twenty (20) days following receipt of the Closing Date Balance Sheet if it does not agree with the Closing Date Net Book Value set forth thereon, in which case the Shareholders and Shareholders' Accountants on the one hand, and Parent and Parent's Accountants on the other, will use good faith efforts during the ten-day period following the date such written notice was received by the Shareholders to resolve any differences they may have as to the Closing Date Net Book Value. Such written notice will identify with reasonable specificity the calculations with which Parent disagrees or other bases for such disagreement. If the Shareholders and Parent cannot reach agreement during such ten-day period, their disagreements shall be promptly submitted to an independent, nationally-recognized public accounting firm jointly selected by Shareholders' Accountants and Parent's Accountants (the "Independent Accountant"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon, shall determine the Closing Date Net Book Value. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which the Shareholders and Parent have not reached agreement pursuant to the preceding sentence. The Independent Accountant's determination of the Closing Date Net Book Value, which shall be completed as promptly as practicable but in no event later than thirty
(30) days following its selection, shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, each of the Shareholders and Parent for purposes of this Section 4.01.

          (d) (i) In the event the Closing Date Net Book Value determined in accordance with subparagraph (b) or (c) of this Section 4.01, as the case may be (the "Final Net Book Value"), is less than the $2,676,000, then (A) to the extent that the Final Net Book Value is less than the Estimated Net Book Value, Parent shall, promptly following the date of determination of the Final Net Book Value (the "Determination Date"), deliver to the Escrow Agent the Balance Sheet Adjustment Certificate referred to in the Escrow Agreement, setting forth in the appropriate place thereon the difference between (x) the Estimated Net Book Value (which for purposes of this calculation shall in no event be deemed greater than the $2,676,000) and (y) the Final Net Book Value (such difference being herein referred to as the "Deficiency Amount"), and (B) to the extent that the Final Net Book Value exceeds the Estimated Net Book Value (the amount by which the Final Net Book Value exceeds the Estimated Net Book Value being herein referred to as the "Surplus Amount"), Parent shall, promptly following the Determination Date, deliver to the Shareholders (pro rata in accordance with the relative proportion of Parent Common Stock issued to them at the Closing, as set forth on Annex II hereto) certificates representing a number of whole shares (ignoring fractions) of Parent Common Stock, equal to the quotient of (x) the Surplus Amount and (y) the Per Share Price, as defined in the Escrow Agreement. The valuation of any shares returned to Parent from the Escrow Shares because of a Deficiency Amount shall be valued at the Per Share Price, as defined in the Escrow Agreement. To the extent the Escrow Shares are insufficient to pay the Deficiency Amount, the Shareholders shall, within five (5) days following the Determination Date, pay to Parent the amount of such insufficiency by wire transfer of immediately available funds to Parent's account listed in Section
14.01 or, at the election of each Shareholder as to himself, by a return of Parent Common Stock issued to such Shareholder at the Closing, which shall be deemed to have a value per share equal to the closing sales price of a share of Parent Common Stock (as reported on the New York Stock Exchange, Inc. Composite
Tape) as of the Determination Date (or if such day is not a Trading Day, on the immediately preceding Trading Day).

            (ii) In the event (A) the Final Net Book Value is equal to or greater than $2,676,000 and (B) the Estimated Net Book Value is less than $2,676,000, Parent shall, promptly following the Determination Date, deliver to the Shareholders (pro rata in accordance with the relative proportion of Parent Common Stock issued to them at the Closing, as set forth on Annex II hereto) certificates representing a number of whole shares (ignoring fractions) of Parent Common Stock equal to the quotient of (x) the amount by which $2,676,000 exceeds the Estimated Net Book Value and (y) the Per Share Price, as defined in the Escrow Agreement.

            (e) The fees and expenses of the Independent Accountant shall be prorated between the Shareholders, on the one hand, and Parent, on the other, in proportion to the amounts in dispute resolved against each of them.

            4.02 Accounts Receivable Payment (a) On the Closing Date, the Shareholders shall deliver to Parent a certificate (the "Receivables Certificate"), setting forth in detail (i) the face value of the Accounts Receivable of the Company as of the close of business on the day prior to the Closing Date (the "Closing Date Accounts Receivable") and (ii) the amount of any bad debt reserves with respect to the Closing Date Accounts Receivable. The face value of the Closing Date Accounts Receivable less (x) any amounts of such bad debt reserves and (y) the amount, if any, by which the Final Net Book Value exceeds $2,676,000, is herein referred to as the "Net Receivables Amount".

            (b) Parent and the Company shall, on and after the Closing Date, use commercially reasonable efforts to collect the Closing Date Accounts Receivable. In exercising such efforts, Parent shall have no obligation to use greater efforts than those used by Parent in the collection of accounts receivable in the ordinary course of Parent's business. Without limiting the foregoing, Parent shall have no obligation of any sort to pursue collection through any form of litigation, arbitration or any other dispute mechanism. Parent shall consider in good faith, but shall have no obligation to comply with, a request by the Shareholders that Parent withhold shipments to an obligor of an unpaid Closing Date Accounts Receivable as part of the efforts to collect such Closing Date Accounts Receivable. If the terms of any Closing Date Accounts Receivable have been renegotiated after the Closing, such Closing Date Accounts Receivable shall be deemed fully paid at the total face amount thereof as it existed prior to the renegotiation. If Closing Date Accounts Receivable and accounts receivable arising after the Closing are owed by the same Person, Parent and Merger Sub shall credit any payments by that Person in the order of age of the invoices for those Closing Date Accounts Receivable and later accounts receivable, with the oldest invoices being credited first.

            (c) Not later than the fifth Business Day following the 270th day after the Closing Date, Parent shall provide the Shareholders with a written notice (the "Receivables Notice") describing in reasonable detail all uncollected Closing Date Accounts Receivable, if any, and the total face amount thereof. To the extent that total collections in respect of Closing Date Accounts Receivable are less than the Net Receivables Amount (the difference between the Net Receivables Amount and the amount so collected being herein referred to as the "Receivables Deficiency"), then within three (3) Business Days following its delivery of the Receivables Notice, Parent shall sell, and the Shareholders shall purchase, those uncollected Closing Date Accounts Receivable specified by Parent having a total face value equal to the Receivables Deficiency, for an aggregate purchase price equal to the Receivables Deficiency, by wire transfer of immediately available funds to Parent's account listed in Section 14.01. After such uncollected Closing Date Accounts Receivable are purchased by the Shareholders, Parent will continue to make the same efforts to collect such Closing Date Accounts Receivable as are required of it by paragraph (b) above, and any payments received thereon by Parent will be remitted within five (5) Business Days to the Shareholders after deducting any expenses incurred in connection with such collection.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SHAREHOLDERS

            Each of the Company and the Shareholders, jointly and severally, represents and warrants as of the date hereof to Parent and Merger Sub as follows:

            5.01 Corporate Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado and has full corporate power and authority carry on its business as it is now being conducted and to own, lease and operate its properties and assets. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
5.01 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 5.01 of the Disclosure Schedule. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of the articles of incorporation and by-laws or other comparable corporate charter documents of the Company as in effect on the date hereof.

            5.02 Authority. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Operative Agreements to which it is a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of the Company and by the Shareholders, no other corporate action on the part of the Company or the Shareholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and upon the execution and delivery by the Company of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

            (b) This Agreement has been duly and validly executed and delivered by the Company and each Shareholder and constitutes, and upon the execution and delivery by each Shareholder of the Operative Agreements to which such Shareholder is a party, such Operative Agreements will constitute, legal, valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms.

            5.03 Capital Stock. (a) The authorized capital stock of the Company consists solely of 100,000 shares of Company Common Stock. 54,406 shares of Company Common Stock are issued and outstanding, no shares are held in treasury and no shares are reserved for future issuance. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

            (b) The Company does not have any Subsidiaries nor does it own, directly or indirectly, any capital stock of or other equity interest in any other Person.

            (c) Except as disclosed in Section 5.03 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

            (d) Set forth on Annex II hereto is the number of shares of Company Common Stock held by each Shareholder on the date hereof. All such shares are, and will be on the Closing Date, owned by such Shareholder, beneficially and of record, free and clear of all Liens and are not, and will not be on the Closing Date, subject to any voting arrangements or proxies.

            5.04 No Conflicts. The execution and delivery by the Company and each Shareholder of this Agreement does not, and the execution and delivery by the Company and such Shareholder of the Operative Agreements to which the Company or such Shareholder is a party, the performance by the Company and such Shareholder of their obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby, will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 5.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to either Shareholder, the Company or any of its Assets and Properties; or

            (c) except as disclosed in Section 5.04 of the Disclosure Schedule,
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company or such Shareholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Company or such Shareholder or any of their respective Assets and Properties under, any Contract or License to which the Company or such Shareholder is a party or by which any of their respective Assets and Properties is bound.

            5.05 Governmental Approvals and Filings. Except as disclosed in
Section 5.05 of the Disclosure Schedule, and except for the filing of the applicable Certificate of Merger with the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company or either Shareholder is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

            5.06 Books and Records. The minute books and other similar records of the Company as made available to Parent prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the board of directors and committees of the board of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Parent prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company. Except as set forth in Section
5.06 of the Disclosure Schedule, the Company does not have any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

            5.07 Financial Statements. Prior to the execution of this Agreement, the Company has delivered to Parent true and complete copies of the 1996 Base Balance Sheet and the related unaudited statements of operations and cash flows for the fiscal year then ended. Except as set forth in the notes thereto or as disclosed in
Section 5.07 of the Disclosure Schedule, the Financial Statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of the Company regularly maintained by management and used to prepare the financial statements of the Company in accordance with the principles stated therein. The Company has maintained its Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

            5.08 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 1996 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Without limiting the foregoing, except as disclosed in Section 5.08 of the Disclosure Schedule and except for the transfer by the Company of any Race Car Assets, there has not occurred between December 31, 1996 and the date hereof:

            (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock of or any Option with respect to the Company;

            (ii) any authorization, issuance, sale or other disposition by the Company of any shares of capital stock of or Option with respect to the Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company;

            (iii) (x) any increase in the salary, wages or other compensation of any officer or consultant of the Company whose annual salary is, or after giving effect to such change would be, $20,000, or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or
      (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company reasonably believed to be the least costly was chosen;

            (iv) (A) incurrences by the Company of Indebtedness in an aggregate principal amount exceeding $50,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

            (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company in an aggregate amount exceeding $50,000;

            (vi) except for any increases in allowances for bad debt and demonstration products provided to salespersons, any material change in
      (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or (y) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes or any change in the fiscal year of the Company;

            (vii) capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $50,000;

            (viii) except for any increases in allowances for bad debt and demonstration products provided to salespersons, any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company in an aggregate amount exceeding $50,000;

            (ix) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company, other than in the ordinary course of business consistent with past practice;

            (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 5.19(a) or (B) any material License held by the Company;

            (xi) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company, (y) recapitalization, reorganization, liquidation or dissolution of the Company or (z) merger or other business combination involving the Company and any other Person;

            (xii) any commencement or termination by the Company of any line of business;

            (xiii) any transaction by the Company with either Shareholder or any Affiliate of such Shareholder (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract disclosed pursuant to Section 5.19(a)(vii) of the Disclosure Schedule;

            (xiv) any material adverse change in net sales, costs of goods sold or collection of Accounts Receivable;

            (xv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

            (xvi) any other material transaction involving or material development affecting the Company outside the ordinary course of business consistent with past practice.

            5.09 No Undisclosed Liabilities. Except as reflected or reserved against in the 1996 Base Balance Sheet or as disclosed in Section 5.09 of the Disclosure Schedule or any other Section of the Disclosure Schedule, to the Knowledge of the Shareholders, there are no Liabilities against, relating to or affecting the Company or any of its Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Company.

            5.10 Taxes. Except as set forth on Section 5.10 of the Disclosure Schedule, no claim for any Tax due from or assessed against the Company is being contested by the Company, no Tax Returns or reports of the Company have been audited by any tax authority, and the Company has not received any notice of assessment or other adjustment from any tax authority. There are no pending Tax examinations of or Tax claims, including, but not limited to, withholding claims asserted against the Company or any of its Assets and Properties, there are no Tax liens on any of the Assets and Properties of the Company, there are no agreements, waivers, or other arrangements providing an extension of time with respect to the assessment of any Tax against the Company, nor are there any Tax proceedings now pending or, to the Knowledge of the Shareholders, threatened against the Company. There is no basis for any additional assessment of any Taxes against the Company. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes, including without limitation the portion of such deposits relating to Taxes imposed upon it. In connection with any audit of the Tax Returns of the Company, no issue has been raised by any Tax officials which, by the application of similar principles, reasonably can be expected to result in a deficiency for any other year not so examined.

            5.11 Legal Proceedings. Except as disclosed in Section 5.11 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) there are no Actions or Proceedings existing or, to the Knowledge of the Shareholders, threatened against, relating to or affecting the Shareholders or the Company or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Parent or Merger Sub, or (ii) if determined adversely to either the Shareholders or the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $50,000;

            (b) To the Knowledge of the Shareholders, there are no facts or circumstances that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause
      (a) above; and

            (c) there are no Orders outstanding against the Company.

            5.12 Compliance With Laws and Orders. Except as disclosed in Section
5.12 of the Disclosure Schedule, neither the Shareholders nor the Company has at any time within the last five (5) years been, or has received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any of its Assets and Properties.

            5.13 Benefit Plans; ERISA.

            (a) Section 5.13(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan contributed to by an ERISA Affiliate, or any predecessor thereof. The Company has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 5.13(a) of the Disclosure Schedule, no loan is outstanding between the Company and any employee.

            (b) The Company does not maintain nor is it obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

            (c) Except as set forth in Section 5.13(c) of the Disclosure Schedule, each Benefit Plan covers only employees who are employed by the Company (or former employees or beneficiaries with respect to service with the Company), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

            (d) Neither the Company, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

            (e) To the Knowledge of the Shareholders, each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and the Company has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. To the Knowledge of the Shareholders, each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code. To the Knowledge of the Shareholders, each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

            (f) The Company is not in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Shareholders or the Company to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in financial statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

            (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or
Section 4975 of the Code.

            (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Company or any corporation or organization controlling, controlled by or under common control with the Company within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to the Company or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

            (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

            (j) To the Knowledge of the Shareholders, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Parent, Merger Sub, the Company or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

            (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

            (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of the Shareholders, there have been no material changes in such values since said date.

            (m) Complete and correct copies of the following documents have been furnished or made available to Parent prior to the execution of this Agreement:

            (i) the current Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

            (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar current descriptions of all other Benefit Plans;

            (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

            (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

            (v) the most recent accountings with respect to any Benefit Plan funded through a trust; and

            (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted.

            5.14 Real Property. (a) Section 5.14(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned by the Company, (ii) each parcel of real property leased by the Company (as lessor or lessee) and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in clause (i).

            (b) Except as disclosed in Section 5.14(a) of the Disclosure Schedule, the Company has good and marketable fee simple title to each parcel of real property owned by it, free and clear of all Liens other than Permitted Liens. Except for the real property leased to others referred to in clause (ii) of paragraph (a) above, the Company is in possession of each parcel of real property owned by it, together with all buildings, structures, facilities, fixtures and other improvements thereon. The Company has adequate rights of ingress and egress with respect to the real property listed in Section 5.14(a) of the Disclosure Schedule and all buildings, structures, facilities, fixtures and other improvements thereon. None of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

            (c) The Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph
(a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 5.14(c) of the Disclosure Schedule, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe any brokerage commissions with respect to any such leased space.

            (d) The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property owned by the Company, and (ii) all leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d) with respect to the real property leased by the Company.

            (e) Except as disclosed in Section 5.14(e) of the Disclosure Schedule, no tenant or other party in possession of any of the real properties owned by the Company has any right to purchase, or holds any right of first refusal to purchase, such properties.

            (f) Except as disclosed in Section 5.14(f) of the Disclosure Schedule, the improvements on the real property identified in Section 5.14(a) of the Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of the Shareholders, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

            5.15 Tangible Personal Property; Investment Assets. (a) The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of its business, including all tangible personal property reflected on the 1996 Base Balance Sheet and tangible personal property acquired since the date of the 1996 Base Balance Sheet other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 5.15(a) of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

            (b) Section 5.15(b) of the Disclosure Schedule describes each Investment Asset owned by the Company. Except as disclosed in Section 5.15(b) of the Disclosure Schedule, all such Investment Assets are owned by the Company free and clear of all Liens other than Permitted Liens.

            5.16 Intellectual Property Rights. The Company has interests in or uses only the Intellectual Property disclosed in Section 5.16 of the Disclosure Schedule, each of which the Company has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company. Except as disclosed in Section 5.16 of the Disclosure Schedule, (i) the Company has the exclusive right to use the Intellectual Property disclosed in Section 5.16 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of such Intellectual Property, (iv) the Company has delivered to Parent, prior to the execution of this Agreement, documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (v) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, (vi) the Company is not, nor has it received any notice that it is, in material default (or with the giving of notice or lapse of time or both, would be in material default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of the Shareholders, no such Intellectual Property is being infringed by any other Person. Neither the Shareholders nor the Company has received any notice that the Company is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of the Shareholders, has been made to such effect that has not been resolved and, to the Knowledge of the Shareholders, the Company is not infringing any Intellectual Property of any other Person.

            5.17 Contracts. (a) Section 5.17(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Parent prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound:

            (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, length of employment, position, rate of compensation and benefits of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee or former employee;

            (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company;

            (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

            (iv) all Contracts relating to Indebtedness of the Company in excess of $50,000;

            (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

            (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties other than dispositions or acquisitions in the ordinary course of business consistent with past practice and (B) any merger or other business combination;

            (vii) all Contracts between or among the Company, on the one hand, and either Shareholder, or any Affiliate of such Shareholder, on the other hand;

            (viii) all collective bargaining or similar labor Contracts;

            (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any business combination or (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

            (x) all other Contracts (other than Benefit Plans, leases listed in Section 5.13 of the Disclosure Schedule and insurance policies listed in
      Section 5.21 of the Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company.

            (b) Each Contract required to be disclosed in Section 5.17(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 5.17(b) of the Disclosure Schedule, neither the Company, any Shareholder nor, to the Knowledge of the Shareholders, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

            5.18 Licenses. Section 5.18 of the Disclosure Schedule contains a true and complete list of all material

Licenses used or held for use in the business or operations of the Company (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Parent true and complete copies of all such Licenses. Except as disclosed in Section 5.18 of the Disclosure Schedule:

            (i) the Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

            (ii) each License listed in Section 5.18 of the Disclosure Schedule is valid, binding and in full force and effect;

            (iii) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any material respect.

            5.19 Warranty Claims. Except as set forth in Section 5.22 of the Disclosure Schedule, there are no existing claims against the Company arising out of or relating to any products manufactured or sold by it under any warranties, whether express or implied.

            5.20 Product Liability Claims. Except as set forth in Section 5.20 of the Disclosure Schedule, there are, and during the past five (5) years there have been, no product liability claims with respect to any products now or previously manufactured and/or sold by the Company.

            5.21 Insurance. (a) Section 5.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (i) have been issued to the Company or (ii) have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section
5.21 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 5.21 of the Disclosure Schedule are placed with financially sound and reputable insurers. Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

            (b) The Company has complied in all material respects with and maintains in full force and effect all applicable employment insurance required by law.

            5.22 Affiliate Transactions. Except as disclosed in Section 5.17(a)(vii) or Section 5.22(a) of the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company, on the one hand, and any Shareholder, or any Affiliate of any Shareholder, on the other, (ii) neither such Shareholder nor such Affiliate provides or causes to be provided any assets, services or facilities to the Company and (iii) the Company does not provide or cause to be provided any assets, services or facilities to such Shareholder or any such Affiliate. Except as disclosed in Section 5.22(c) of the Disclosure Schedule, since December 31, 1996, all settlements of intercompany Liabilities between the Company, on the one hand, and any Shareholder or any such Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

            5.23 Employees; Labor Relations. (a) Section 5.23(a) of the Disclosure Schedule contains a correct and complete list of the name of each officer and employee of the Company at the date hereof, together with each such person's position or function, length of service, annual base salary or wages and any incentive or bonus arrangement or benefits with respect to such person in effect on such date, including those on lay-off (as well as the reason for their absence) but other than those receiving benefits under workers' compensation legislation.

            (b) Except as disclosed in Section 5.23(b) of the Disclosure Schedule, (i) no employee of the Company is presently a member of a collective bargaining unit or represented by a similar employee association and, to the Knowledge of the Shareholders, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company and (ii) no unfair labor practice, complaint, grievance or arbitration against the Company is pending or has been brought during the last five (5) years against the Company. Since June 1, 1992, there has been no work stoppage, strike or other concerted action by employees of the Company. During that period, the Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

            5.24 Environmental Matters. The Company has obtained all material Licenses which are required under applicable Environmental Laws in connection with the conduct of its business or operations. Each of such Licenses is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 5.27 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of the Shareholders, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company to have any License required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or with respect to any generation, treatment, storage, recycling, transportation or Release of any Hazardous Material, and to the Knowledge of the Shareholders, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

            (b) The Company does not own, operate or lease a treatment, storage or disposal facility; and, without limiting the foregoing, the Company is not subject to a material liability by reason of any of the following, whether past or present, at, on or under any site or facility now or previously owned, operated or leased by the Company: (i) the presence of polychlorinated biphenyl,
(ii) the presence of asbestos or asbestos-containing material, (iii) the presence of underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) any Release of Hazardous Material in a quantity reportable under, or in violation of, any Environmental Law.

            (c) The Company has not transported for disposal or arranged for the transportation for disposal of any Hazardous Material to any location that is
(i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against the Company.

            (d) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company and no site or facility now or previously owned, operated or leased by the Company is listed or proposed for listing on the

NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

            (e) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of the Shareholders, is in process that could subject any such site or facility to such Liens, and the Company would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility in any deed to the real property on which such site or facility is located.

            (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company in relation to any site or facility now or previously owned, operated or leased by the Company which have not been delivered to Parent prior to the execution of this Agreement.

            5.25 Substantial Customers and Suppliers. Section 5.25(a) of the Disclosure Schedule lists the twenty (20)] largest customers of the Company, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Section 5.28(b) of the Disclosure Schedule lists the twenty (20) largest suppliers of the Company, on the basis of cost of goods or services purchased for the most recently completed fiscal year. Except as disclosed in Section 5.25(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Company since December 31, 1996, or to the Knowledge of the Shareholders, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 5.25(d) of the Disclosure Schedule, to the Knowledge of the Shareholders, no such customer or supplier is threatened with bankruptcy or insolvency.

            5.26 Bank and Brokerage Accounts; Investment Assets. Section 5.26 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

            5.27 No Powers of Attorney. Except as set forth in Section 5.27 of the Disclosure Schedule, the Company does not have any powers of attorney or comparable delegations of authority outstanding.

            5.28 Inventory; Tools, Molds and Dies. (a) All inventory of the Company reflected on the 1996 Base Balance Sheet and all such inventory acquired since December 31, 1996 consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to (i) specific write-offs that have been taken, (ii) the fact that demonstration products are often sold at reduced costs and (iii) normal and customary allowances in the industry for spoilage, damage and outdated items. All items included in such inventory are the property of the Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

            (b) The Company is in possession of and has good and valid title to such tools, molds and dies. Such tools, molds and dies are free and clear of all Liens, are in good working order and condition and are all the tools, molds and dies required to conduct the business or operations of the Company in the same manner conducted by it immediately prior to the Closing Date.

            5.29 Assembly Lines and Manufacturing Equipment; Instruction Materials. (a) The Company is in possession of and has good and valid title to, or holds under valid and subsisting leases, each of the assembly/production lines described in Section 5.29 of the Disclosure Schedule (the "Assembly Lines") and all other machinery used in connection with the assembly and manufacture of products distributed by it, including but not limited to the items listed in Section 5.29 of the Disclosure Schedule (the "Manufacturing Equipment"). The Assembly Lines and Manufacturing Equipment owned by the Company are free and clear of all Liens, other than Permitted Liens. The Assembly Lines and Manufacturing Equipment are in good working order and condition, and are all the equipment used by the Company in the assembly of products distributed by them.

            (b) Except as disclosed in Section 5.29 of the Disclosure Schedule, the Instruction Materials are true and correct in all material respects and are all the instructions used by the Company in the assembly and manufacture of products distributed by it.

            5.30 Race Car Assets. The information set forth on Annex I hereto accurately reflects the aggregate book value of the Race Car Assets, which are the only assets owned by the Company relating to the race car business.

            5.31 Nature of Purchase; Accredited Investor. (a) Each Shareholder is acquiring the shares of Parent Common Stock issued pursuant to this Agreement for his own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such shares or any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Shareholder acknowledges that the issuance of the Parent Common Stock pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the Parent Common Stock contemplated by this Agreement are exempt from registration pursuant to exceptions available under such laws, and that Parent's reliance upon such exemptions is predicated upon the Shareholders' representations set forth in this Agreement. Each Shareholder acknowledges and understands that such shares must be held for an indefinite period of time unless they are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or an exemption from such registration is available.

            (b) Each Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

            5.32 Brokers. Except for the matter set forth on Section 5.32 of the Disclosure Schedule (as to which matter any fees, commissions and expenses are the sole responsibility of the Shareholders), all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company and the Shareholders directly with Parent without the intervention of any Person on behalf of the Company or the Shareholders in such manner as to give rise to any valid claim by any Person against Parent or Merger Sub for a finder's fee, brokerage commission or similar payment.

            5.33 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI


             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Each of Parent and Merger Sub hereby jointly and severally represents and warrants as of the date hereof to the Company and the Shareholders as follows:

            6.01 Organization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent directly owns all of the capital stock of Merger Sub.

            6.02 Authority. The execution and delivery by each of Parent and Merger Sub of this Agreement and the Operative Agreements to which it is a party, and the performance by each of Parent and Merger Sub of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Parent and Merger Sub, no other corporate action on the part of Parent or Merger Sub or their stockholders being necessary. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes, and upon the execution and delivery by each of Parent and Merger Sub of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with their terms.

            6.03 No Conflicts. The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the execution and delivery of the Operative Agreements to which it is a party, the performance by each of Parent and Merger Sub of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Parent or Merger Sub;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 6.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent or Merger Sub or any of their respective Assets and Properties; or

            (c) except as disclosed in Schedule 6.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Merger Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Parent or Merger Sub or any of their respective Assets and Properties under, any Contract or License to which Parent or Merger Sub is a party or by which any of their respective Assets and Properties are bound.

            6.04 Governmental Approvals and Filings. Except as disclosed in
Schedule 6.04 hereto, and except for the filing of the applicable Certificate of Merger with the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Merger Sub is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

            6.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            6.06 SEC Reports and Financial Statements; No Adverse change. Parent delivered to the Company and the Shareholders prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Parent or any of its subsidiaries with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"), which are all the documents (other than preliminary material) that Parent and its subsidiaries were required to file with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since March 31, 1997 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Parent and its subsidiaries taken as a whole.

            6.07 Capital Stock. The Parent Common Stock issuable in connection with this Agreement is voting stock, has been duly authorized by Parent and reserved for issuance pursuant to this Agreement and, when issued in exchange for the Company Common Stock in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. All shares of Parent Common Stock issued in connection with this Agreement will be free of preemptive or similar rights.

            6.08 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent directly with the Company and the Shareholders without the intervention of any Person on behalf of Parent in such manner as to give rise to any valid claim by any Person against the Company or the Shareholders for a finder's fee, brokerage commission or similar payment.

            6.09 Line of Business or Use of Assets. It is the present intention of Parent to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Reg. Sec. 1.368- 1(d) of the Code.


                                   ARTICLE VII

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

            The Company and the Shareholders covenant and agree with Parent and Merger Sub that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, the Company and the

Shareholders will comply with all covenants and provisions of this Article VII, except to the extent Parent may otherwise consent in writing.

            7.01 Regulatory and Other Approvals. The Shareholders and the Company will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Shareholders or the Company to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 5.04 and 5.05 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Parent or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Parent in connection with the performance of its obligations under Sections 8.01 and 8.02. The Shareholders will provide prompt notification to Parent when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Parent of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            7.02 Investigation by Parent. The Shareholders and the Company will
(a) provide Parent and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Properties and Books and Records, excluding Books and Records which are covered by the attorney-client privilege (the Shareholders and the Company shall inform Parent when any Book and Record is excluded because of that privileged status), and (b) furnish Parent and such other Persons with all such information and data (including without limitation copies of Contracts, Licenses, Benefit Plans and other Books and Records) concerning the business and operations of the Company as Parent or any of such other Persons reasonably may request in connection with such investigation. Notwithstanding the foregoing, in connection with any such investigation, Parent and its representatives will not contact any employees, officers or consultants of the Company, other than the Shareholders, unless the Shareholders consent thereto in advance, which consent shall not be unreasonably withheld or delayed.

            7.03 No Solicitations. (a) Neither the Company nor the Shareholders will take, nor will they permit or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or the Shareholders, to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or permitting access to the Assets and Properties and Books and Records of the Company) or accept or enter into any Contract with respect to any offer or inquiry from any Person concerning the direct or indirect acquisition of the Company or any shares of capital stock of the Company by any Person other than Parent and its Affiliates. If the Company or the Shareholders (or any such Person acting for or on their behalf) receive from any Person any offer, inquiry or informational request referred to above, the Company or the Shareholders, as the case maybe, will promptly advise such Person, by written notice, of the terms of this
Section 7.03.

            (b) Neither Shareholder shall, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Company Common Stock owned by such Shareholder or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any shares of Company Common Stock owned by such Shareholder.

            7.04 Conduct of Business. The Company and the Shareholders will conduct the business of the Company only in the ordinary course consistent with past practice.

            7.05 Financial Statements and Reports; Filings. (a) Not later than forty-five (45) days following the Closing Date, Parent shall have received from the Shareholders such financial statements of the Company as are sufficient to enable Parent to comply with its obligation to file a Current Report of Form 8-K with the SEC (if required) and any other SEC filing related to the transactions hereunder. Such financial statements shall include but not be limited to (i) the Closing Date Financials, (ii) the Financial Statements, accompanied by a review report of independent auditors of recognized standing, (iii) unaudited interim financial statements for each of the fiscal quarters in the fiscal period January 1, 1996 through December 31, 1996, and (iv) unaudited interim financial statements for each of the fiscal quarters in the fiscal period January 1, 1997 through the Closing Date. The cost of providing the financial statements required by this Section 7.05 shall be shared equally between Parent and the Shareholders.

            (b) As promptly as practicable, the Company will deliver to Parent true and complete copies of such other financial statements, reports and analyses as may be prepared or received by it relating to the business or operations of the Company.

            (c) As promptly as practicable, the Company will deliver copies of all License applications and other filings made by the Company after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

            7.06 Employee Matters. Except as may be required by Law, the Company will refrain from voluntarily either directly or indirectly:

            (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

            (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company;

            (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company reasonably believes to be the least costly is chosen; or

            (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other employee compensation arrangement.

            7.07 Certain Restrictions. The Company will refrain from:

            (a) amending its articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any the corporation;

            (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company;

            (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company;

            (d) acquiring or disposing of, or voluntarily incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice and other than dispositions of Race Car Assets having a net book value in the aggregate of $125,000 or less;

            (e) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract or any material License;

            (f) intentionally violating, breaching or defaulting under in any material respect, or intentionally taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material License held or used by the Company or any material Contract to which the Company is a party or by which any of its Assets and Properties are bound, except for any such violation, breach or default disclosed in Section 5.04 of the Disclosure Schedule;

            (g) (i) voluntarily incurring Indebtedness in an aggregate principal amount exceeding $50,000 (net of any amounts of Indebtedness discharged during such period), or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company under, any Indebtedness of or owing to the Company;

            (h) engaging in any transaction with any officer, director or Affiliate of the Company, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

            (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $50,000; or

            (j) entering into any Contract to do or engage in any of the foregoing.

            The foregoing restrictions shall not apply to any transfer by the Company of any Race Car Assets.

            7.08 Books and Records, etc.; Removal of Property. On the Closing Date, the Shareholders will deliver or make available to Parent at the offices of the Company all of the Books and Records, and if at any time after the Closing either Shareholder discovers in his possession or under his control any other Books and Records, such Shareholder will forthwith deliver such Books and Records to Parent.

            7.09 Fulfillment of Conditions. The Company and the Shareholders will execute and deliver at the Closing each Operative Agreement that the Shareholders and the Company are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Parent and Merger Sub contained in this Agreement and will not intentionally take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            7.10 Line of Credit. The Shareholders will continue from the date hereof to maintain the line of credit described in Section 9.15 (or a replacement line of credit providing the same ability to fund the indebtedness referenced in Section 9.15) until no amounts are owed under the indebtedness referenced in Section 9.15.


                                  ARTICLE VIII

                       COVENANTS OF PARENT AND MERGER SUB

            Parent and Merger Sub covenant and agree with the Company and the Shareholders that, at all times from and after the date hereof until the Closing, in the case of Sections 8.01 and 8.02 and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, or, if no period is specified therein, indefinitely, Parent and Merger Sub will comply with all covenants and provisions of this Article VIII, except to the extent the Company and the Shareholders may otherwise consent in writing.

            8.01 Regulatory and Other Approvals. Parent and Merger Sub will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Parent or Merger Sub to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 6.03 and 6.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Company or the Shareholders or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with the Company and the Shareholders in connection with the performance of their obligations under Sections 7.01 and 7.02. Parent will provide prompt notification to the Company when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Company of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            8.02 Fulfillment of Conditions. Each of Parent and Merger Sub will execute and deliver at the Closing each Operative Agreement that it is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Company and the Shareholders contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            8.03 Product Liability Insurance. At and after the Closing, Parent shall purchase product liability insurance for the Company upon terms and conditions to be mutually agreed upon by Parent and the Shareholders; provided, however, that Parent shall not be required to purchase any such insurance for the Company having terms that are more favorable to the Company than Parent's current product liability insurance policies.

            8.04 Listing of Stock. Parent shall cause all shares of Parent Common Stock issued to the Shareholders or furnished to the Escrow Agent to be listed on the national securities exchange on which the Parent Common Stock is traded.

            8.05 Access to Records. Each Shareholder shall have access, upon reasonable prior notice and during normal business hours, to the Books and Records of the Company, excluding Books and Records which are covered by the attorney-client privilege (Parent shall inform the Shareholders and the Company when any Book and Record is excluded because of that privileged status), for purposes of (a) considering, defending and resolving any disputes or claims relating to the operations of the Company on or prior to the Closing, including without limitation any Tax matter, (b) considering, prosecuting, defending or resolving any disputes or claims under this Agreement, (c) preparation of Tax Returns of any Shareholder or any Affiliate of a Shareholder, or (d) other reasonable and necessary purposes related to the operations of the Company prior to the Closing or related to the Knowledge of any of the Shareholders regarding the same. For a period of five years after the Closing, Parent will cause the Company to give reasonable advance notice to each Shareholder of the planned destruction of any documents in such party's possession relating to any of the foregoing, and the Shareholders so notified shall be given the opportunity, at their sole expense, to take possession of such records (subject to whatever reasonable confidentiality restrictions that the Company may impose as a condition to providing such Books and Records to a Shareholder).


                                   ARTICLE IX

               CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

            The obligations of Parent and Merger Sub hereunder to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent in its sole discretion):

            9.01 Representations and Warranties. Each of the representations and warranties made by the Company and the Shareholders in this Agreement and any Operative Agreement (other than those made as of a specified date earlier than the date of this Agreement) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

            9.02 Performance. The Company and the Shareholders shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company or the Shareholders, as the case may be, at or before the Closing.

            9.03 Officers' Certificates. (a) The Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company, by the President of the Company, substantially in the form and to the effect of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form and to the effect of Exhibit C hereto.

            (b) The Shareholders shall have delivered to Parent a certificate, date the Closing Date, substantially in the form and to the effect of Exhibit D hereto.

            9.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Parent or Merger Sub, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Parent, Merger Sub, the Company, the Shareholders or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

            9.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent, Merger Sub, the Company and the Shareholders to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Parent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            9.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Section 9.06 of the Disclosure Schedule and all other consents (or in lieu thereof waivers) to the performance by Parent, Merger Sub, the Company and the Shareholders of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Parent, Merger Sub, the Company or either Shareholder is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Parent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and
(d) shall be in full force and effect, except (other than in the case of the consents listed in Section 9.06 of the Disclosure Schedule) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Parent, Merger Sub or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Parent or Merger Sub.

            9.07 Proceedings. All proceedings to be taken on the part of the Company and the Shareholders in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            9.08 Estimated Net Book Value. The Estimated Net Book Value shall be equal to or greater than $2,100,000.

            9.09 Environmental Site Assessment. Parent shall have received a Phase I Environmental Site Assessment (the "Environmental Audit") for the property located at 3535 South Kipling Street, Lakewood, Colorado 80235, from an independent environmental engineering firm selected by Parent, in form and substance satisfactory to Parent.

            9.10 Escrow Agreement. The Shareholders shall have entered into the Escrow Agreement with Parent and the Escrow Agent.

            9.11 Consulting Agreement. An entity controlled by one or more of the Shareholders (the "Peek Entity") shall have entered into a Consulting Agreement with Parent, substantially in the form and to the effect of Exhibit E hereto (the "Consulting Agreement").

            9.12 Non-Competition Agreement. Each Shareholder shall have entered into a Non-Competition Agreement, substantially in the form and to the effect of Exhibit F hereto (the "Non-Competition Agreement").

            9.13 Lease Agreement. Peek Brothers Investments, LLC shall have entered into a Lease Agreement to rent the Lakewood Property, substantially in the form and to the effect of Exhibit G hereto (the "Lease Agreement").

            9.14 Opinion of Counsel. Parent shall have received the opinion of Holland & Hart LLP, counsel to the Company and the Shareholders, dated the Closing Date, substantially in the form and to the effect of Exhibit H hereto.

            9.15 Line of Credit. The Shareholders shall have entered into such arrangements as to satisfy Parent that a line of credit has been established to fund any payments that may come due under the indebtedness of the Company related to the property located at 3535 South Kipling Street, Lakewood, Colorado 80235, in favor of the Money Store Commercial Mortgage, Inc. and/or the Denver Urban Economic Development Corporation.

                                    ARTICLE X

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                              AND THE SHAREHOLDERS

            The obligations of the Company and the Shareholders to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company or the Shareholders in their sole discretion):

            10.01 Representations and Warranties. Each of the representations and warranties made by Parent and Merger Sub in this Agreement and any Operative Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

            10.02 Performance. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent and Merger Sub at or before the Closing.

            10.03 Officers' Certificates. Each of Parent and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent and Merger Sub, respectively, by its Vice President, substantially in the form and to the effect of Exhibit I-1 and
Exhibit I-2 hereto, and a certificate, dated the Closing Date and executed by the Secretary of Parent and Merger Sub, respectively, substantially in the form and to the effect of Exhibit J-1 and Exhibit J-2 hereto.

            10.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to the Shareholders, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Parent, Merger Sub, the Company, the Shareholders or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

            10.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent,

Merger Sub, the Company and the Shareholders to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to the Shareholders, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            10.06 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Company and the Shareholders of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 10.06 of the Disclosure Schedule (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to the Company and the Shareholders, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            10.07 Proceedings. All proceedings to be taken on the part of Parent and Merger Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Shareholders, and the Company and the Shareholders shall have received copies of all such documents and other evidences as the Company and the Shareholders may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            10.08 Registration Statement. The Registration Statement shall have been declared effective by the SEC.

            10.09 Consulting Agreement. Parent shall have entered into the Consulting Agreement with the Peek Entity.

            10.10 Lease Agreement. Parent shall have entered into the Lease Agreement with Peek Brothers Investments, LLC.

            10.11 Opinion of Counsel. The Shareholders shall have received the opinion of Milbank, Tweed, Hadley & McCloy, special counsel to Parent and Merger Sub, dated the Closing Date, substantially in the form and to the effect of Exhibit K hereto.

            10.12 Norwest Bank Credit Arrangements. The Shareholders and any of their Affiliates shall have been fully released from all their obligations in connection with the credit arrangements between the Company and Norwest Bank, Highlands Ranch, Colorado.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

            11.01 Survival of Representations and Warranties. Notwithstanding any right of Parent (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Shareholders and Parent have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements contained in this Agreement and the statements contained in the Disclosure Schedule or in any certificate, list or other writing furnished pursuant to any provision of this Agreement, will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Section 5.02, 5.03, 5.34, 5.35, 6.02, and 6.07 and (ii) the covenants and agreements contained in Section 1.07, Article IV, and Section 14.03, (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to the matters covered by the representations and warranties contained in Section 5.10 and with respect to any covenant or agreement to be performed following the Closing, or
(c) until June 25, 1998 in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or (c) above will continue to survive with respect to a specific claim if an Indemnity Notice shall have been timely given under Section 11.02 on or prior to such termination date, until the specific claim for indemnification has been satisfied or otherwise resolved as provided in Section 11.02.

            11.02  Indemnification.

            (a) Each Shareholder shall jointly and severally indemnify the Parent Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of any Shareholder or the Company contained in this Agreement, (ii) any claim against the Company or any of its directors, officers, employees or agents based on any deficiency or noncompliance with the filing or payment of, or the failure to properly file or pay, any Tax arising or accruing prior to the Closing Date or Tax Return related thereto, including, but not limited to, the disallowance of any income tax deduction relating to advertising and promotional expenses attributable to the race car activities of the Company, (iii) any Action or Proceeding existing or, to the Knowledge of the Shareholders, threatened prior to the Closing Date against, relating to or affecting the Company or any of its Assets and Properties or (iv) any Liability of the Company or claims against the Company in connection with the Race Car Assets.

            (b) Parent shall indemnify the Shareholder Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Parent or Merger Sub contained in this Agreement.

            (c) (i) No amounts of indemnity shall be payable in the case of claims by a Parent Indemnified Party in respect of Losses arising from breaches of representations or warranties of the Company or the Shareholders in excess of fifteen percent (15%) of the product of (x) the aggregate number of shares of Parent Common Stock received by the Shareholders pursuant to this Agreement (taking into account any adjustments made pursuant to Section 4.01) and (y) the Per Share Closing Price.

                  (ii) No Indemnifying Party shall be obligated to indemnify and hold harmless any Indemnified Party under this Section 11.02 unless the Indemnified Party makes a specific written claim for indemnification within the applicable survival period specified in Section 11.01. The parties acknowledge that there are no time limitations imposed by this Article XI upon the ability to assert a claim for indemnification with respect to matters covered by clauses
(ii), (iii) or (iv) of Section 11.02(a).

                  (iii) All indemnification obligations of each Shareholder arising under Section 11.02(a) in respect of Losses arising from breaches of representations and warranties may be satisfied by payment in cash or by delivery of shares of Parent Common Stock (or in any other form acceptable to Parent). The value of any share of Parent Common Stock for this purpose shall be equal to the arithmetic average of the closing sales price of a share of Parent Common Stock on each of the five (5) Trading Days ending on and including the sixth Trading Day prior to the last Trading Day before the date on which such shares are delivered, as reported on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap

Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, the value of such security shall be the Fair Market Value thereof.

            (d) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under this Section 11.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any of its Affiliates (a "Third Party Claim"), then such Indemnified Party shall give written notice to the latter of such Third Party Claim, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11.02, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that in order to assume the defense of such action the Indemnifying Party must first deliver to the Indemnified Party a notice of its election so to assume the defense thereof and expressly agree in such notice that as between the Indemnifying Party and the Indemnified Party, solely the Indemnifying Party shall be obligated to satisfy and discharge any Liability or Loss resulting from such Third Party Claim, subject to the limitations of Section 11.02(c)(i); and provided further that the Indemnifying Party shall only be entitled to assume the defense of such action if, after giving effect to the provisions of Section 11.02(c)(i), the Indemnifying Party would be liable for a majority of the Loss arising out of such action. After such notice is received by the Indemnified Party, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such Third Party Claim; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a Third Party Claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless the Indemnified Parties shall have been advised by counsel that representation of any such Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case such Indemnified Parties shall have the right to select separate counsel the fees and expenses of which shall be paid by the Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

            (e) In the event of any claim or demand, including Third Party Claims, in respect of which an Indemnified Party might seek indemnity under this
Section 11.02, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party will notify the Indemnified Party within the thirty (30) day period following its receipt of such Indemnity Notice (the "Dispute Period") as to whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Section 11.02 and the Indemnifying Party shall pay the amount of such Loss, when it has been finally determined, to the Indemnified Party on demand, subject to the limitations set forth in this Section 11.02. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within sixty (60) days following the Indemnified Party's receipt of a written notice from the Indemnifying Party disputing such claim, such dispute shall be finally settled by arbitration in accordance with paragraph (f) of this Section 11.02.

            (f) Any dispute submitted to arbitration pursuant to this Section
11.02 shall be finally and conclusively settled by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. It is the intent of the parties hereto that, barring extraordinary circumstances, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

            (g) The Parent Indemnified Parties' right to indemnity contained in this Agreement shall not be limited to the property held in escrow under the Escrow Agreement.

            (h) Each Indemnified Party shall have a duty to take all commercially reasonable steps to mitigate any Losses that such Indemnified Party may suffer as a result of or arising out of or relating to any breach of a representation or warranty or non-fulfillment of or failure to perform any covenant or agreement contained in this Agreement.

            (i) If any insurance policy maintained by an Indemnified Party provides coverage against any Loss for which the Indemnified Party may assert a claim for indemnification under this Article XI, the Indemnified Party shall use all commercially reasonable efforts to recover any insurance proceeds to which it is entitled under the terms of that policy in respect of the Loss, and the amount of indemnification payable under this Article XI shall not include the amount of any insurance proceeds actually recovered by the Indemnified Party with respect to such Loss. If insurance proceeds are received after indemnification payments for the Loss have been made under this Article XI, the Indemnified Party shall remit the amount thereof to the Indemnifying Party (such payment to be made utilizing the same form of consideration used by the Indemnifying Party in making the indemnification payment).

            (j) Following the Closing, the indemnification provisions of this
Article XI shall be the sole and exclusive remedy of each Shareholder, Parent, the Company and the other Indemnified Parties for any breach of any representation or warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of another party contained in this Agreement; provided, however, that the indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy which a party may have for fraud.


                                   ARTICLE XII

                                   TERMINATION

            12.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

            (a) at any time before the Closing, by mutual written agreement of the Shareholders and Parent; or

            (b) By either the Shareholders, on the one hand, or Parent, on the other, upon notification to the non-terminating party by the terminating party:

                (i) at any time after August 29, 1997 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

               (ii) at any time before the Closing, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party; or

              (iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable.

            12.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company, the Shareholders, Parent or Merger Sub (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that Section 14.05 and the provision with respect to expenses in Section 14.03 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to
Section 12.01(b), the Company and the Shareholders will remain liable to Parent for any breach of this Agreement by the Company or the Shareholders existing at the time of such termination, and Parent will remain liable to the Company and the Shareholders for any breach of this Agreement by Parent or Merger Sub existing at the time of such termination, and the Company, the Shareholders or Parent may seek such remedies, including damages and reasonable fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


                                  ARTICLE XIII

                                   DEFINITIONS

            13.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

            "Accounts Receivable" means all trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the business of the Company.

            "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified, and which respect to any Shareholder, any spouse of such Shareholder. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning more than fifty percent (50%) of the voting securities of another Person shall be deemed to control that Person.

            "Agreement" means this Agreement and Plan of Merger and the Exhibits, the Annexes, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 9.03 and 10.03, as the same shall be amended from time to time.

            "Assembly Lines" has the meaning ascribed to it in Section 5.29.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Benefit Plan" means any Plan established by the Company, or any predecessor or Affiliate of the Company, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            "Board of Arbitration" has the meaning ascribed to it in Section 11.02(f).

            "Books and Records" means all files, data, reports, lists, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer and supplier lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Colorado are authorized or obligated to close.

            "CBCA" has the meaning ascribed to it in Section 1.01.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

            "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

            "Closing" has the meaning ascribed to it in Section 1.02.

            "Closing Date" has the meaning ascribed to it in Section 1.02.

            "Closing Date Accounts Receivable" has the meaning ascribed to it in
Section 4.02(a).

            "Closing Date Balance Sheet" has the meaning ascribed to it in
Section 4.01(b).

            "Closing Date Certificate" has the meaning ascribed to it in Section 4.01(b).

            "Closing Date Financials" has the meaning ascribed to it in Section 4.01(b).

            "Closing Date Net Book Value" has the meaning ascribed to it in
Section 4.01(b).

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Company" has the meaning ascribed to it in the forepart of this Agreement.

            "Company Common Stock" has the meaning ascribed to it in Section 2.01(b).

            "Consulting Agreement " has the meaning ascribed to it in Section 9.11.

            "Constituent Corporations" has the meaning ascribed to it in Section 1.01.

            "Contract" means any agreement, Customer Order, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Customer Orders" means all unfulfilled sales orders with respect to products sold by the Company.

            "Deficiency Amount" has the meaning ascribed to it in Section
4.01(d).

            "Defined Benefit Plan" means each Benefit Plan which is subject to
Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

            "Determination Date" has the meaning ascribed to in Section 4.01(d).

            "DGCL" has the meaning ascribed to it in Section 1.01.

            "Disclosure Schedule" means the record delivered to Parent by the Company and the Shareholders herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company and the Shareholders pursuant to this Agreement.

            "Dispute Period" has the meaning ascribed to it in Section 11.02(e).

            "Effective Time" has the meaning ascribed to it in
Section 1.03.

            "Environmental Audit" has the meaning ascribed to it in Section
9.09.

            "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) to the Person's knowledge, circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to Releases or threatened Releases of pollutants, contaminants, deleterious substances, Hazardous Materials or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with the Company.

            "Escrow Agent" and "Escrow Agreement" have the meanings ascribed to them in Section 2.02.

            "Escrow Shares" has the meaning ascribed to it in Section 2.02.

            "Estimated Net Book Value" has the meaning ascribed to it in Section 4.01(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Fair Market Value" means, for purposes of Section 11.02(c)(iii), the fair market value of a share of Parent Common Stock as determined in good faith by the an independent appraiser mutually selected by Parent and the Shareholders, whose determination shall be conclusive.

            "Final Net Book Value" has the meaning ascribed to it in Section 4.01(d).

            "Financial Statements" means the financial statements of the Company delivered to Parent pursuant to Section 5.07.

            "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials, "liquid industrial wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other hazardous material, waste or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Party" means any Person claiming indemnification under any provision of Section 11.02, including without limitation a Person asserting a claim pursuant to Section 11.02(d).

            "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Section 11.02, including without limitation a Person against whom a claim is asserted pursuant to Section 11.02(d).

            "Indemnity Notice" means written notification pursuant to Section 11.02(e) of a claim for indemnity under Section 11.02 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

            "Independent Accountant" has the meaning ascribed to it in Section 4.01(c).

            "Instruction Materials" means all designs, products, drawings, plans, blueprints, bills of material, flowsheets, specifications, plan sheets, formulas, parts lists, instruction manuals, FDA Form 510K product filings and registrations and device master records relating to or used in the business and operation of the Company.

            "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, trade secrets, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company (other than trade receivables generated in the ordinary course of business of the Company).

            "IRS" means the United States Internal Revenue Service.

            "Knowledge of the Shareholders" "Known to the Shareholders" or "to the Shareholders' Knowledge" means the knowledge of Gregory A. Peek or Michael
L. Peek.

            "Lakewood Property" means the property leased by the Company under the Lease Agreement.

            "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them.

            "Lease Agreement" has the meaning ascribed to it in Section 9.13.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, hypothecation, pledge, assessment, security interest, movable security, lease, lien, adverse claim, levy, defect of title, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing and any other rights of third parties relating to the property, including rights of set-off, voting trusts and other encumbrances of any kind.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

            "Manufacturing Equipment" has the meaning ascribed to it in Section 5.29.

            "Merger" has the meaning ascribed to it in the forepart of this Agreement.

            "Merger Sub" has the meaning ascribed to it in the forepart of this Agreement.

            "Merger Sub Common Stock" has the meaning ascribed to it in Section 2.01(a).

            "Net Book Value of the Company" means the total assets of the Company (net of allowances for doubtful accounts and accumulated depreciation) minus (i) the book value of the Race Car Assets as set forth on Annex I hereto, if included in the total assets, and (ii) the Liabilities of the Company as shown on the applicable balance sheet of the Company calculated in accordance with GAAP.

            "Net Receivables Amount" has the meaning ascribed to it in Section 4.02(a).

            "1996 Base Balance Sheet" means the balance sheet of the Company dated December 31, 1996, prepared by the Company in accordance with the Books and Records and in accordance with GAAP consistently applied.

            "Non-Competition Agreement" has the meaning ascribed to it in
Section 9.12.

            "NPL" means the National Priorities List under CERCLA.

            "Operative Agreements" means the Escrow Agreement, the Registration Rights Agreement, the Consulting Agreement, the Non-Competition Agreements, the Lease Agreement, the Royalty Agreement and any other support or other agreements to be entered into in connection with this Agreement.

            "Option" has the meaning ascribed to it in Section 5.03.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "Parent" has the meaning ascribed to it in the forepart of this Agreement.

            "Parent's Accountants" has the meaning ascribed to it in Section 4.01(b).

            "Parent Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Parent Financial Statements" has the meaning ascribed to it in
Section 6.06.

            "Parent Indemnified Parties" means Parent, Merger Sub and their respective officers, directors, employees, agents and Affiliates.

            "Parent SEC Reports" has the meaning ascribed to it in Section 6.06.

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

            "Peek Entity" has the meaning ascribed to it in Section 9.11.

            "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

            "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company.

            "Per Share Closing Price" means $11.77.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "Pre-Closing Balance Sheet" has the meaning ascribed to it in
Section 4.01(a).

            "Pre-Closing Certificate" has the meaning ascribed to it in Section 4.01(a).

            "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

            "Race Car Assets" has the meaning ascribed to it in Section 2.01(c).

            "Receivables Certificate" has the meaning ascribed to it in Section 4.02(a).

            "Receivables Deficiency" has the meaning ascribed to it in Section 4.02(c).

            "Receivables Notice" has the meaning ascribed to it in Section 4.02(c).

            "Registration Rights Agreement" has the meaning ascribed to it in the forepart of this Agreement.

            "Registration Statement" has the meaning ascribed to it in the forepart of this Agreement.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

            "SEC" has the meaning ascribed to it in Section 6.06.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Shareholders" has the meaning ascribed to it in the forepart of this Agreement.

            "Shareholder Indemnified Parties" means each Shareholder and his agents and Affiliates.

            "Shareholders' Accountants" has the meaning ascribed to it in
Section 4.01(b).

            "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Section 5.13(a) of the Disclosure Schedule.

            "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

            "Surplus Amount" has the meaning ascribed to it in Section 4.01(d).

            "Surviving Corporation" has the meaning ascribed to it in Section 1.01.

            "Surviving Corporation Common Stock" has the meaning ascribed to it in Section 2.01(a).

            "Taxes" means any Federal, state, county, local or foreign income, profits, gross receipts, franchise, sales, use, occupancy, excise, gains, value added, withholding, employment, payroll, social security, general property, personal property, intangible property and all other taxes of any nature, fees, levies, duties, assessments, reassessments, deficiencies or charges imposed by any Governmental or Regulatory Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any reasonable expenses incurred in connection with the determination, settlement or litigation of any Tax Liability.

            "Tax Returns" means a report, return or other information (including any amendments) required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

            "Third Party Claim" has the meaning ascribed to it in Section 11.02(d).

            "Trading Day" means any day on which securities are traded on the New York Stock Exchange.


            (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XIV

                                  MISCELLANEOUS

            14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (by postage prepaid registered or certified), return receipt requested, to the parties at the following addresses or facsimile numbers:

            If to Parent or Merger Sub, to:

            Graham-Field Health Products, Inc.
            400 Rabro Drive East
            Hauppauge, NY  11788
            Facsimile No.:  (516) 582-5608
            Attn:  Richard S. Kolodny, Esq.

            with a copy to:

            Milbank, Tweed, Hadley & McCloy
            1 Chase Manhattan Plaza
            New York, NY  10005
            Facsimile No.:  (212) 530-5219
            Attn:  Robert S. Reder, Esq.

            Parent Wire Transfer Instructions

            Bank:             The Chase Manhattan Bank
                                    55 Water Street
                                    New York, New York 10041
            ABA No.:
            Beneficiary:      Graham-Field, Inc.


            If to either the Company or the Shareholders, to:

            Gregory A. Peek
            604 W. Oakwood Lane
            Castle Rock, CO 80104
            Facsimile No.:  (303) 295-8261

                  and

            Michael L. Peek
            3695 Greenwood Road
            Sedalia, Colorado  80135
            with a copy to:

            Holland & Hart, LLP
            Suite 3200
            555 Seventeenth Street
            Denver, CO  80202
            Facsimile No.:  (303) 295-8261
            Attn:  Mark R. Levy, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt if received on a Business Day and on the next Business Day if received on a day that is not a Business Day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            14.02 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of intent between the parties dated May 20, 1997, and that certain letter agreement with respect to confidentiality between the parties dated May 20, 1997, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

            14.03 Expenses. Except as provided in the next succeeding sentence and except as otherwise expressly provided elsewhere in this Agreement (including without limitation as provided in Section 11.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby. The costs of the Environmental Audit and legal fees and expenses of the Company and the Shareholders will be shared equally between Parent and the Shareholders; provided, however, in no event shall the Shareholders be required to contribute in excess of $2,500 for the costs of the Environmental Audit.

            14.04 Public Announcements. Without the prior written consent of the other parties hereto, neither party hereto will, and will cause their respective representatives not to, make any release to the press or other public disclosure at any time prior to the Closing with respect to any of the transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of counsel, for the party proposing to make the disclosure not to be in violation of or default under any applicable Law or Order, and then only upon prior notice and review of such disclosure by the other party.

            14.05 Confidentiality. Each party hereto will hold, and will use its reasonable efforts to cause its respective Affiliates, directors, employees, agents and representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Parent's use of documents and information concerning the Company furnished by or on behalf of the Shareholders or the Company hereunder.

            14.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            14.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            14.08 No Third Party Beneficiary. The terms and pro-visions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 11.02.

            14.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Parent may assign any or all of its rights, interests and obligations hereunder to a directly wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            14.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            14.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            14.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, except to the extent the CCC or DGCL is mandatorily applicable.

            14.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.


                                    LABAC SYSTEMS, INC.



                                    By:__________________________
                                       Name:
                                       Title:


                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                    By:_____________________________
                                       Name:
                                       Title:


                                    LABAC ACQUISITION CORP.


                                    By:_____________________________
                                       Name:



                                    -----------------------------
                                    Gregory A. Peek


                                    -----------------------------
                                    Michael L. Peek

                                                                         ANNEX I


                                 RACE CAR ASSETS



                   Asset                              Book Value
                   -----                              ----------

                                                                        ANNEX II


                                                      Percentage of
                                                      Shares of Parent
                        Number of Shares              Common Stock to be
                        of Company Common             Received in the
Shareholder                Stock Owned                      Merger
-----------             -----------------             -------------------
Michael L. Peek               27,203                          50%

Gregory A. Peek               27,203                          50%